Universal Flirts Corp.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
               AUTHORIZED: 100,000 COMMON SHARES, $.001 PAR VALUE


This Certifies That                                            SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
If the Owner Of                                              CUSIP     913502100


          FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $.001 PAR VALUE

                             UNIVERSAL FLIRTS CORP.

Transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation, to all of which the holder by acceptance hereby assents. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:


/s/
      President/Secretary                         [SEAL]